Exhibit 10.1

UMB Financial Corporation

Omnibus Incentive Compensation Plan

ARTICLE I.

PURPOSE OF THE PLAN

This Plan is intended to promote the interests of the Company (as defined below) and its shareholders by providing employees and non-employee directors of the Company who are largely responsible for the management, growth, and protection of the business of the Company, with incentives and rewards to encourage them to continue in the service of the Company.

ARTICLE II.

DEFINITIONS

As used in the Plan or in any instrument governing the terms of any award granted under the Plan, the following definitions apply to the terms indicated below:

2.1    “Award Agreement” means a written agreement, in a form determined by the Committee from time to time, entered into by each Participant and the Company, evidencing the grant of an Incentive Award under the Plan.

2.2    “Board of Directors” means the Board of Directors of the Plan Sponsor.

2.3    “Cash Incentive Award” means an award granted to a Participant pursuant to Article VIII of the Plan.

2.4    “Change-in-Control” means (i) any one person, or more than one person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)) other than the Plan Sponsor or any employee benefit plan sponsored by the Plan Sponsor acquires ownership of stock of the Plan Sponsor that, together with stock held by such person or group, constitutes more than fifty percent of the total fair market value or total Voting Power of the stock of the Plan Sponsor; or (ii) any one person, or more than one person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)) other than the Plan Sponsor or any employee benefit plan sponsored by the Plan Sponsor acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Plan Sponsor possessing thirty percent or more of the total Voting Power of the stock of the Plan Sponsor; or (iii) a majority of members of the Board of Directors is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of each appointment or election; or (iv) any one person, or more than one person acting as a group (as defined in Treasury Regulation § 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or persons) assets from the Plan Sponsor that have a total gross fair market value equal to or more than forty percent of the total gross fair market value of all of the assets of the Plan Sponsor immediately before such acquisition or acquisitions. For purposes of subsection (iv), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. The foregoing subsections (i) through (iv) shall be interpreted in a manner that is consistent with the Treasury Regulations promulgated pursuant to section 409A of the Code so that all, and only, such transactions or events that could qualify as a “change-in-control event” within the meaning of Treasury Regulation §1.409A-3(i)(5)(i) will be deemed to be a Change-in-Control for purposes of this Plan.

2.5    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations, and administrative guidance issued thereunder.

2.6    “Committee” means the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan.

2.7    “Common Stock” means the Plan Sponsor’s common stock, or any other security into which the common stock shall be changed pursuant to the adjustment provisions of Article X of the Plan.

2.8    “Company” means UMB Financial Corporation and all of its Subsidiaries, collectively.

2.9    “Deferred Compensation Plan” means any plan, agreement, or arrangement maintained by the Company from time to time that provides opportunities for deferral of compensation.

2.10    “Effective Date” means April 24, 2018, which is the date the Plan is approved by shareholders of the Plan Sponsor, and which follows the adoption of the Plan by the Board of Directors on January 23, 2018.

2.11    “Employment” means the period during which an individual is classified or treated by the Company as an employee or non-employee director of the Company, as applicable.

2.12    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.13    “Fair Market Value” means, with respect to a share of Common Stock, as of the applicable date of determination (or if the market is not open for trading on such date, the immediately preceding day on which the market is open for trading), the closing price as reported on the date of determination on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading (or if shares of Common Stock are then principally traded on a national securities exchange, in the reported “composite transactions” for such exchange). In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its sole discretion.

2.14    “Incentive Award” means one or more Stock Incentive Awards and/or Cash Incentive Awards, collectively.

2.15    “Option” means a stock option to purchase shares of Common Stock granted to a Participant pursuant to Article VI.

2.16    “Other Stock-Based Award” means an award granted to a Participant pursuant to Article VII.

2.17    “Participant” means an employee or director of the Company who is eligible to participate in the Plan and to whom one or more Incentive Awards have been granted pursuant to the Plan and have not been fully settled or cancelled and, following the death of any such person, his successors, heirs, executors, and administrators, as the case may be.

2.18    “Performance Measures” means such measures as are described in Article IX on which performance goals are based.

2.19    “Person” means a “person” as such term is used in section 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of section 13(d)(3) under the Exchange Act.

2.20    “Plan” means the UMB Financial Corporation Omnibus Incentive Compensation Plan, as it may be amended from time to time.

2.21    “Plan Sponsor” means UMB Financial Corporation, and any successors thereto.

2.22    “Securities Act” means the Securities Act of 1933, as amended.

2.23    “Stock Incentive Award” means an Option or Other Stock-Based Award granted pursuant to the terms of the Plan.

2.24    “Subsidiary” means any “subsidiary” within the meaning of Rule 405 under the Securities Act.

2.25    “Target Award” means target payout amount for an Incentive Award.

2.26    “Voting Power” means the number of votes available to be cast (determined by reference to the maximum number of votes entitled to be cast by the holders of Voting Securities, or by the holders of any Voting Securities for which other Voting Securities may be convertible, exercisable, or exchangeable, upon any matter submitted to shareholders where the holders of all Voting Securities vote together as a single class) by the holders of Voting Securities.

2.27    “Voting Securities” means any securities or other ownership interests of an entity entitled, or which may be entitled, to matters submitted to Persons holding such securities or other ownership interests in such entity generally (whether or not entitled to vote in the general election of directors), or securities or other ownership interests which are convertible into, or exercisable in exchange for, such Voting Securities, whether or not subject to the passage of time or any contingency.

ARTICLE III.

STOCK SUBJECT TO THE PLAN AND LIMITATIONS ON CASH INCENTIVE AWARDS

3.1    Stock Subject to the Plan

3.1.1    The maximum number of shares of Common Stock that may be covered by Incentive Awards granted under the Plan shall not exceed 1,500,000 shares of Common Stock, plus (i) any shares of Common Stock that, as of the Effective Date, have been reserved but not issued pursuant to any awards granted under the Company’s Long-Term Incentive Compensation Plan (As Amended and Restated Effective April 23, 2013) (the “Predecessor Plan”), and (ii) any shares subject to stock options or awards granted under the Predecessor Plan that, on or after the Effective Date, expire or otherwise terminate without having been exercised in full, or are forfeited to the Company due to failure to vest. The number of shares of Common Stock to be added to the Plan pursuant to clause (i) is 1,551,726 and the maximum number of shares of Common Stock to be added to the Plan pursuant to clause (ii) is 2,345,489 (representing 904,830 shares of stock underlying outstanding options and 503,727 shares of restricted stock, calculated at 2.86 shares for each share of restricted stock), such that the maximum aggregate shares of Common Stock that may be issued under this Plan is 5,397,215, the entirety of which may be covered by Options that are designated as “incentive stock options” within the meaning of section 422 of the Code, and the entirety of which is subject to adjustment as provided in Article X and the following provisions of this Article III. Of the shares described, one hundred percent may be delivered in connection with “full-value Awards,” meaning Incentive Awards other than Options or stock appreciation rights; provided, however, that any shares granted under Options or stock appreciation rights shall be counted against the share limit on a one-for-one basis and any shares granted as full-value Incentive Awards shall be counted against the share limit as 2.86 shares for every one share subject to such Incentive Award. Shares of Common Stock issued under the Plan may be authorized and unissued shares, treasury shares, shares purchased by the Company in the open market, or any combination of the preceding categories as the Committee determines in its sole discretion.

3.1.2    Contingent on and effective as of the Effective Date of this Plan, no further grants or awards may be made under the Predecessor Plan. Each outstanding grant or award under the Predecessor Plan immediately prior to the Effective Date shall continue to be governed solely by the terms and conditions of the Predecessor Plan and the instruments evidencing such grant or award.

3.1.3    For purposes of paragraph 3.1.1, shares of Common Stock covered by Incentive Awards shall only be counted as used to the extent they are actually issued and delivered to a Participant (or such Participant’s permitted transferees as described in the Plan) pursuant to the Plan; provided, however, that if an Incentive Award is settled for cash or if shares of Common Stock are withheld to pay the exercise price of an Option or to satisfy any tax withholding requirement in connection with an Incentive Award, the shares issued (if any) in connection with such settlement, the shares in respect of which the Incentive Award was cash-settled, and the shares withheld, will be deemed delivered for purposes of determining the number of shares of Common Stock that are available for delivery under the Plan. If shares of Common Stock are issued subject to conditions which may result in the forfeiture, cancellation or return of such shares to the Company, any portion of the shares forfeited, cancelled, or returned shall be treated as not issued pursuant to the Plan.

3.1.4    Shares of Common Stock covered by Incentive Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion, or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of Nasdaq Listing Rule 5635) shall not count as used under the Plan for purposes of this Article III.

3.2    Non-Employee Director Award Limits

Subject to adjustment as provided in Article X, the maximum value of shares of Common Stock that may be covered by Incentive Awards granted under the Plan to all of the Company’s non-employee directors in any calendar year shall not exceed $1 million (calculated at the time of grant).

ARTICLE IV.

ADMINISTRATION OF THE PLAN

The Plan shall be administered by a Committee of the Board of Directors consisting of two or more persons, each of whom qualifies as a “non-employee director” (within the meaning of Rule 16b-3 promulgated under section 16 of the Exchange Act) and as “independent” as required by Nasdaq or any security exchange on which the Common Stock is listed, in each case if and to the extent required by applicable law or necessary to meet the requirements of such rule, section, or listing requirement at the time of determination. The Committee shall, consistent with the terms of the Plan, from time to time designate those individuals who shall be granted Incentive Awards under the Plan and the amount, type, and other terms and conditions of such Incentive Awards. All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof, in which case the acts of such subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may also from time to time authorize a subcommittee consisting of one or more members of the Board of Directors (including members who are employees of the Company) or employees of the Company to grant Incentive Awards to persons who are not “executive officers” of the Company (within the meaning of Rule 16a-1 under the Exchange Act), subject to such restrictions and limitations as the Committee may specify and to the requirements of Missouri law.

The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and any Award Agreement thereunder, and to adopt, amend, and rescind from time to time such rules and regulations for the administration of the Plan. Decisions of the Committee shall be final, binding, and conclusive on all parties. For the avoidance of doubt, the Committee may exercise all discretion granted to it under the Plan in a non-uniform manner among Participants.

The Committee may delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to execute and distribute Award Agreements, to maintain records relating to Incentive Awards, to process or oversee the issuance of Common Stock under Incentive Awards, to interpret and administer the terms of Incentive Awards, and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Incentive Awards under the Plan, provided that in no case shall any such administrator be authorized (i) to grant Incentive Awards under the Plan (except in connection with any delegation made by the Committee pursuant to the first paragraph of this Article IV), (ii) to take any action that in the Committee’s interpretation is more likely than not to result in the imposition of additional taxation under section 409A of the Code or (iii) to take any action inconsistent with applicable provisions of Missouri law. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval, or modification by the Committee.

On or after the date of grant of an Incentive Award under the Plan, the Committee may (i) accelerate the date on which any such Incentive Award becomes vested, exercisable, or transferable, as the case may be, but only on account of Change in Control, death or disability, (ii) extend the term of any such Incentive Award, including, without limitation, extending the period following a termination of a Participant’s Employment during which any such Incentive Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability, or transferability, as the case may be, of any such Incentive Award or (iv) provide for the payment of dividends or dividend equivalents with respect to any such Incentive Award (which shall not be payable until the underlying Incentive Awards become vested); provided, that the Committee shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under section 409A of the Code. Notwithstanding anything herein to the contrary, the Company shall not reprice any stock option without the approval of the shareholders of the Plan Sponsor, nor shall the Company purchase underwater options for cash. For purposes of the Plan, repricing means any of the following or any other action that has the same effect: (a) lowering the exercise price of an Option or stock appreciation right after it is granted; (b) any other action that is treated as a repricing under the generally accepted accounting principles; or (c) repurchasing for cash or cancelling an Option or stock appreciation right at a time when its exercise price exceeds the fair market value of the underlying stock in exchange for another option, restricted stock, or other equity unless the cancellation and exchange occurs in connection with an adjustment pursuant to Section 10.3.

No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the Plan Sponsor shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission, or determination relating to the Plan, unless, in either case, such action, omission, or determination was taken or made by such member, director, or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

ARTICLE V.

ELIGIBILITY

The Persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be those employees and non-employee directors of the Company whom the Committee shall select from time to time, including officers of the Plan Sponsor, whether or not they are directors. Each Incentive Award granted under the Plan shall be evidenced by an Award Agreement.

ARTICLE VI.

OPTIONS

The Committee may from time to time grant Options on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. The Award Agreement shall clearly identify such Option as either an “incentive stock option” within the meaning of section 422 of the Code or as a non-qualified stock option.

6.1    Exercise Price

The exercise price per share of Common Stock covered by any Option shall be not less than one hundred percent of the Fair Market Value of a share of Common Stock on the date on which such Option is granted, other than assumptions in accordance with a corporate acquisition or merger as described in Section 3.1.

6.2    Term and Exercise of Options

6.2.1    Each Option shall become vested and exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee on or after the date such Option is granted; provided, however that no Option shall be exercisable after the expiration of ten years from the date such Option is granted; and, provided, further, that each Option shall be subject to earlier termination, expiration, or cancellation as provided in the Plan or the Award Agreement.

6.2.2    Each Option shall be exercisable in whole or in part; provided, however that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000. The partial exercise of an Option shall not cause the expiration, termination, or cancellation of the remaining portion thereof.

6.2.3    An Option shall be exercised by such methods and procedures as the Committee determines from time to time, including without limitation through net physical settlement or other method of cashless exercise.

6.2.4    An Option may be subject to Performance Measures and/or service-based conditions.

6.3    Special Rules for Incentive Stock Options

6.3.1    The aggregate Fair Market Value of shares of Common Stock with respect to which “incentive stock options” (within the meaning of section 422 of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Plan Sponsor or any of its “subsidiaries” (within the meaning of section 424 of the Code) shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such stock option is granted. In the event that the aggregate Fair Market Value of shares of Common Stock with respect to such incentive stock options exceeds $100,000, then incentive stock options granted hereunder to such Participant shall, to the extent and in the order required by regulations promulgated under the Code (or any other authority having the force of regulations), automatically be deemed to be non-qualified stock options, but all other terms and provisions of such stock options shall remain unchanged. In the absence of such regulations (and authority), or in the event such regulations (or authority) require or permit a designation of the Options which shall cease to constitute incentive stock options, incentive stock options granted hereunder shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be non-qualified stock options, but all other terms and provisions of such stock options shall remain unchanged.

6.3.2    Incentive stock options may only be granted to individuals who are employees of the Company. No incentive stock option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent of the total combined Voting Power of all classes of stock of the Plan Sponsor or any of its “subsidiaries” (within the meaning of section 424 of the Code), unless (i) the exercise price of such incentive stock option is at least 110 percent of the Fair Market Value of a share of Common Stock at the time such incentive stock option is granted and (ii) such incentive stock option is not exercisable after the expiration of five years from the date such incentive stock option is granted.

ARTICLE VII.

OTHER STOCK-BASED AWARDS

7.1    In General

The Committee may from time to time grant equity-based or equity-related awards not otherwise described herein in such amounts and on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may (i) involve the transfer of actual shares of Common Stock to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of Common Stock, (ii) be subject to Performance Measures and/or service-based conditions, (iii) be in the form of stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units, or share-denominated performance units, and (iv) be designed to comply with applicable laws of jurisdictions other than the United States; provided, that each Other Stock-Based Award shall be denominated in, or shall have a value determined by reference to, a number of shares of Common Stock that is specified at the time of the grant of such Incentive Award.

ARTICLE VIII.

CASH INCENTIVE AWARDS

The Committee may from time to time grant Cash Incentive Awards on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. Cash Incentive Awards may be settled in cash or in other property, including shares of Common Stock, provided that the term “Cash Incentive Award” shall exclude any Option or Other Stock-Based Award.

ARTICLE IX.

PERFORMANCE-BASED COMPENSATION

9.1    Committee Discretion

The Committee has discretion to make all or a portion of any Incentive Award conditioned on the achievement of Performance Measures. The Committee may, in its discretion, reduce or eliminate, or increase, the amount payable to any Participant with respect to the Incentive Award, based on such factors as the Committee may deem relevant. The Committee may exercise such discretion in a non-uniform manner among Participants.

9.2    Performance Measures

The Performance Measures utilized by the Committee in making Incentive Awards may be either objective or subjective business criteria, and include but are not limited to the following: market price of the Common Stock, net earnings, earnings before or after any or all of interest, taxes, depreciation, and amortization, net income (including, net income or operating income), cash flow (including, operating cash flow, free cash flow, and cash flow return on capital), cash position, cash valued added, customer satisfaction or growth measures, revenues (including net revenues, net revenue growth or gross revenue), enterprise value, financial return ratios, market performance, margins (including gross margins or operating margins), productivity or efficiency ratios, costs, profits (including net profits, net operating profits, gross profit, gross profit growth, and profit returns or margins), earnings per share, stock price, working capital turnover and targets, total shareholder return, economic value added or other value added measurements, return on assets, return on capital or invested capital, return on equity, return on sales, new product innovation, product release schedules or ship targets, product cost reduction, and budget and expense management.

A Performance Measure (i) may relate to the performance of the Participant, the Company, a Subsidiary, any business group, business unit, or other subdivision of the Company, or any combination of the foregoing, as the Committee deems appropriate and (ii) may be expressed as an amount, as an increase or decrease over a specified period, as a relative comparison to the performance of a group of comparator companies or a published or special index, or any other measure of the selected performance criteria, as the Committee deems appropriate. The measurement of any Performance Measure may, in the Committee’s discretion, exclude the impact (positive and/or negative) of unusual and/or infrequently occurring items or expenses; charges for restructurings; discontinued operations; acquisitions or divestitures; the cumulative effect of changes in accounting treatment; changes in tax laws, accounting standards or principles or other laws or regulatory rules affecting reporting results; any impact of impairment of tangible or intangible assets; any impact of the issuance or repurchase of equity securities and/or other changes in the number of outstanding shares of any class of the Company’s equity securities; any gain, loss, income, or expense attributable to acquisitions or dispositions of stock or assets; stock-based compensation expense; asset write-downs, in-process research and development expense; gain or loss from all or certain claims and/or litigation and insurance recoveries; foreign exchange gains and losses; any impact of changes in foreign exchange rates and any changes in currency; a change in the Company’s fiscal year; and any other items, each determined in accordance with United States generally accepted accounting principles and as identified in the Company’s audited financial statements, including the notes thereto.

ARTICLE X.

ADJUSTMENT UPON CERTAIN CHANGES

Subject to any action by the shareholders of the Plan Sponsor required by law, applicable tax rules or the rules of any exchange on which shares of common stock of the Plan Sponsor are listed for trading:

10.1    Shares Available for Grants

In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination, or exchange of shares or similar corporate change, the maximum aggregate number or type of shares of Common Stock with respect to which the Committee may grant Incentive Awards, the maximum number of shares of Common Stock that may be covered by Options that are designated as “incentive stock options” within the meaning of section 422 of the Code and the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Incentive Awards to any individual Participant in any year and to any non-employee director shall be appropriately adjusted or substituted by the Committee. In the event of any change in the type or number of shares of Common Stock of the Plan Sponsor outstanding by reason of any other event or transaction, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments to the type or number of shares of Common Stock with respect to which Incentive Awards may be granted.

10.2    Increase or Decrease in Issued Shares Without Consideration

In the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall, to the extent deemed appropriate by the Committee, adjust the type or number of shares of Common Stock subject to each outstanding Incentive Award and the exercise price per share of Common Stock of each such Incentive Award.

10.3    Certain Mergers and Other Transactions

In the event of any merger, consolidation, or similar transaction as a result of which the holders of shares of Common Stock receive consideration consisting exclusively of securities of the surviving corporation in such transaction, the Committee shall, to the extent deemed appropriate by the Committee, adjust each Incentive Award outstanding on the date of such merger or consolidation so that it pertains and applies to the securities which a holder of the number of shares of Common Stock subject to such Incentive Award would have received in such merger or consolidation.

In the event of (i) a dissolution or liquidation of the Plan Sponsor, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis), (iii) a merger, consolidation or similar transaction involving the Plan Sponsor in which the holders of shares of Common Stock receive securities and/or other property, including cash, other than shares of the surviving corporation in such transaction, the Committee shall, to the extent deemed appropriate by the Committee, have the power to:

10.3.1    cancel, effective immediately prior to the occurrence of such event, each Incentive Award (whether or not then exercisable or vested), and, in full consideration of such cancellation, pay to the Participant to whom such Incentive Award was granted an amount in cash, for each share of Common Stock subject to such Incentive Award, equal to the value, as determined by the Committee, of such Incentive Award, provided that with respect to any outstanding Option such value shall be equal to the excess of (A) the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (B) the exercise price of such Option; or

10.3.2    provide for the exchange of each Incentive Award (whether or not then exercisable or vested) for an Incentive Award with respect to (A) some or all of the property which a holder of the number of shares of Common Stock subject to such Incentive Award would have received in such transaction or (B) securities of the acquiror or surviving entity and, incident thereto, make an equitable adjustment as determined by the Committee in the exercise price of the Incentive Award, or the number of shares or amount of property subject to the Incentive Award or provide for a payment (in cash or other property) to the Participant to whom such Incentive Award was granted in partial consideration for the exchange of the Incentive Award.

10.4    Other Changes

In the event of any change in the capitalization of the Plan Sponsor, corporate change, corporate transaction, or other event other than those specifically referred to in Sections 10.1, 10.2 or 10.3, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of shares subject to Incentive Awards outstanding on the date on which such change occurs and in such other terms of such Incentive Awards as the Committee deems appropriate.

10.5    Cash Incentive Awards

In the event of any transaction or event described in this Article X, including without limitation any corporate change referred to in Section 10.5 hereof, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the terms and conditions of any Cash Incentive Award as the Committee deems appropriate.

10.6    No Other Rights

Except as expressly provided in the Plan or any Award Agreement, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividends or dividend equivalents, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Plan Sponsor or any other corporation. Except as expressly provided in the Plan, no issuance by the Plan Sponsor of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Incentive Award.

10.7    Savings Clause

No provision of this Article X shall be given effect to the extent that such provision would cause any tax to become due under section 409A of the Code.

ARTICLE XI.

CHANGE-IN-CONTROL; TERMINATION OF EMPLOYMENT; MINIMUM VESTING

11.1    Change-in-Control

11.1.1    Incentive Award Assumed or Substituted. Unless otherwise provided in an Award Agreement or a Participant’s effective negotiated employment, change-in-control, severance, or other similar agreement, in the event of a Change-in-Control of the Company in which the successor company assumes or substitutes for an Incentive Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with such successor company (or the Company) or a subsidiary thereof terminates without cause or for good reason within twenty-four months following such Change-in-Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) and under the circumstances specified in the Award Agreement: (i) Options and stock appreciation rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for twenty-four months (or the period of time set forth in the Award Agreement, but in no event beyond the end of the regularly scheduled term of such Incentive Award), and (ii) the restrictions, limitations, and other conditions applicable to any Other Stock-Based Awards or any other Incentive Award shall lapse, and such Other Stock-Based Awards or such other Incentive Awards shall become free of all restrictions, limitations, and conditions and become fully vested and transferable to the full extent of the original grant (however, unless otherwise provided in the Award Agreement, such Other Stock-Based Awards or other Incentive Awards will not be settled or payable until the time established for settlement or payment in the applicable Award Agreement). For purposes of the Plan, unless otherwise provided in the Award Agreement, the terms “cause” and “good reason” shall have the meaning provided in a Participant’s effective negotiated employment, change-in-control, severance, or other similar agreement, and if none, “cause” shall mean: (a) Participant’s refusal to perform, or repeated failure to undertake good faith efforts to perform, the duties or responsibilities reasonably assigned to Participant; (b) Participant’s engagement in willful gross misconduct or willful gross negligence in the course of carrying out his or her duties that results in material economic or reputational harm to the Company; or (c) Participant’s conviction of or plea of guilty or nolo contendere to a felony; and “good reason” shall mean any of the following that has not been approved in writing in advance by Participant: (x) a material diminution of Participant’s titles, duties, responsibilities; (y) a material reduction in Participant’s base salary, annual cash bonus opportunity, or annual long-term incentive award opportunity, or failure to pay earned compensation; or (z) relocation of the Company’s offices.

11.1.2    Incentive Award Not Assumed or Substituted. Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Incentive Award (or in which the Company is the ultimate parent corporation and does not continue the Incentive Award), then immediately prior to the Change in Control: (i) those Options and stock appreciation rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable, and (ii) the restrictions, other limitations and other conditions applicable to any Other Stock-Based Awards or any other Awards that are not assumed or substituted for (or continued) shall lapse, and such Other Stock-Based Awards or such other Awards shall become free of all restrictions, limitations, and conditions and become fully vested and transferable to the full extent of the original grant, and unless otherwise provided in the Award Agreement, such Other Stock-Based Awards or other Incentive Awards will be settled or paid upon the effective date of the Change in Control.

11.2    Termination of Employment

11.2.1    For Incentive Awards that are subject to section 409A of the Code, termination of Employment shall mean a separation from service within the meaning of section 409A of the Code. For Incentive Awards that are exempt from section 409A of the Code: (i) termination of Employment shall mean a separation from service within the meaning of section 409A of the Code, (ii) the Committee shall determine whether an authorized leave of absence or absence in military or government service shall constitute termination of Employment; (iii) Employment shall be deemed to have terminated for all purposes of the Plan if such Person is employed by or provides services to a Person that is a Subsidiary of the Company and such Person ceases to be a Subsidiary of the Company, unless the Committee determines otherwise; and (iv) a Participant who ceases to be an employee of the Company but continues or simultaneously commences service as a director of the Company shall be deemed to have terminated Employment for purposes of the Plan.

11.2.2    The Award Agreement shall specify the consequences with respect to Incentive Awards of the termination of Employment of the Participant holding the Incentive Awards, which consequences may include the ability to exercise Options and stock appreciation rights for a period of 30 days following the Participant’s involuntary termination due to elimination of position.

11.3    Minimum Vesting. Each Incentive Award shall have a minimum vesting requirement of one year, which requirement may not be waived or superseded by any provision in any Award Agreement. Notwithstanding the previous sentence: (i) the Committee shall have the authority to grant Incentive Awards with vesting requirements of one year or less (including immediately vested Awards) in an amount up to 5% of the shares of Common Stock reserved for issuance under the Plan in Section 3.1; and (ii) an Award Agreement may provide that vesting shall be accelerated upon death or disability of the Participant.

ARTICLE XII.

RIGHTS UNDER THE PLAN

No Person shall have any rights as a shareholder with respect to any shares of Common Stock covered by or relating to any Incentive Award until the date of the issuance of such shares on the books and records of the Plan Sponsor. Except as otherwise expressly provided in Article X hereof, no adjustment of any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date of such issuance. Nothing in this Article XII is intended, or should be construed, to limit authority of the Committee to cause the Company to make payments based on the dividends that would be payable with respect to any share of Common Stock if it were issued or outstanding, or from granting rights related to such dividends.

The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

ARTICLE XIII.

MISCELLANEOUS

13.1    No Special Employment Rights; No Right to Incentive Award

13.1.1    Nothing contained in the Plan or any Award Agreement shall confer upon any Participant any right with respect to the continuation of his or her Employment by the Company or interfere in any way with the right of the Company at any time to terminate such Employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

13.1.2    No person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

13.2    Securities Matters.

13.2.1    The Plan Sponsor shall be under no obligation to affect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state or local laws. Notwithstanding anything herein to the contrary, the Plan Sponsor shall not be obligated to cause to be issued shares of Common Stock pursuant to the Plan unless and until the Plan Sponsor is advised by its counsel that the issuance is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition to the issuance of shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements, and representations, and that any related certificates representing such shares bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

13.2.2    The exercise or settlement of any Incentive Award (including, without limitation, any Option) granted hereunder shall only be effective at such time as counsel to the Plan Sponsor shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Plan Sponsor may, in its sole discretion, defer the effectiveness of any exercise or settlement of an Incentive Award granted hereunder in order to allow the issuance of shares pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state or local securities laws. The Plan Sponsor shall inform the Participant in writing of its decision to defer the effectiveness of the exercise or settlement of an Incentive Award granted hereunder. During the period that the effectiveness of the exercise of an Incentive Award has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

13.3    Withholding Taxes

13.3.1    Cash Remittance. Whenever withholding tax obligations are incurred in connection with any Incentive Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state, and local withholding tax requirements, if any, attributable to such event. In addition, upon the exercise or settlement of any Incentive Award in cash, or the making of any other payment with respect to any Incentive Award (other than in shares of Common Stock), the Company shall have the right to withhold from any payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state, and local withholding tax requirements, if any, attributable to such exercise, settlement, or payment.

13.3.2    Stock Remittance. At the election of the Participant, subject to the approval of the Committee, whenever withholding tax obligations are incurred in connection with any Incentive Award, the Participant may tender to the Company (including by attestation) a number of shares of Common Stock having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy the maximum federal, state, and local withholding tax requirements, if any, attributable to such event. Such election shall satisfy the Participant’s obligations under Section 13.3.1 hereof, if any.

13.3.3    Stock Withholding. At the election of the Participant, subject to the approval of the Committee, whenever withholding tax obligations are incurred in connection with any Incentive Award, the Company shall withhold a number of such shares having a Fair Market Value determined by the Committee to be sufficient to satisfy the maximum federal, state, and local withholding tax requirements, if any, attributable to such event. Such election shall satisfy the Participant’s obligations under Section 13.3.1 hereof, if any.

13.4    No Obligation to Exercise. The grant to a Participant of an Incentive Award shall impose no obligation upon such Participant to exercise such Incentive Award.

13.5    Transfers. Incentive Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a Participant, only by the Participant; provided, however that the Committee may permit Options or other Incentive Awards that are not incentive stock options to be sold, pledged, assigned, hypothecated, transferred, or disposed of, on a general or specific basis, subject to such conditions and limitations as the Committee may determine. Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award.

13.6    Expenses and Receipts. The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate purposes.

13.7    Failure to Comply. In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or any Award Agreement, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

13.8    Relationship to Other Benefits. No payment with respect to any Incentive Awards under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance, or other benefit plan of the Company except as otherwise specifically provided in such other plan.

13.9    Governing Law. The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of Missouri without regard to its conflict of law principles.

13.10    Severability. If all or any part of this Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Plan not declared to be unlawful or invalid. Any Article or part of an Article so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such Article or part of an Article to the fullest extent possible while remaining lawful and valid.

13.11    Effective Date and Term of Plan. The Effective Date of the Plan is as defined in Section 2.11. No grants of Incentive Awards may be made under the Plan after the tenth anniversary of its Effective Date.

13.12    Amendment or Termination of the Plan. The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it or any Incentive Award in any respect whatsoever; provided, however, that to the extent that any applicable law, tax requirement, or rule of a stock exchange requires shareholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval. The preceding sentence shall not restrict the Committee’s ability to exercise its discretionary authority hereunder pursuant to Article IV hereof, which discretion may be exercised without amendment to the Plan. No provision of this Article shall be given effect to the extent that the Committee determines that such provision would more likely than not cause any additional tax to become due under section 409A of the Code. Except as expressly provided in the Plan, no action hereunder may, without the consent of a Participant, adversely affect the Participant’s rights under any previously granted and outstanding Incentive Award. Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.

13.13    Clawback. Notwithstanding any other provisions in this Plan, any Incentive Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company).